Litman Gregory Funds Trust
Form N-SAR
Period Ended June 30, 2017

Sub-Item 77(O):	Transactions Effected Pursuant to
Rule 10f-3
The following constitutes the required report of securities that were acquired during the existence of an underwriting or selling syndicate in which an affiliated broker-dealer was a participant for the period
January 1, 2017 through June 30, 2017.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Sumitomo Mitsui Banking
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:
Citigroup Inc, Goldman Sachs, JP Morgan, SMBC Nikko,
Barclays Capital, Daiwa Capital, HSBC Securities,
Merrill Lynch, Natixis, Nomura, RBC Capital,
Standard
Chartered, Wells Fargo
Date of Purchase:  January 5, 2017
Total Amount of Offering:  $500,000,000.00
Number of Securities Purchased:  91,250
Dollar Amount of Purchase:  $9,125,000
Purchase Price Per Unit:  $100
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Halcon Resources Corp.
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:
Merrill Lynch, Barclays Capital, BMO Capital,
Goldman
Sachs, JP Morgan, RBC Capital, Wells Fargo, Capital
One, Credit Suisse, Natixis, Suntrust, BNP Paribas,
Comerica, ING Financial
Date of Purchase:  February 9, 2017
Total Amount of Offering:  $ 850,000,000.00
Number of Securities Purchased:  77,150
Dollar Amount of Purchase:  $7,715,000
Purchase Price Per Unit:  $100
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Ascent Resources/ARU FIN
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:
Barclays, BMO Capital, Credit Suisse, Goldman Sachs,
JP
Morgan, Natixis, ABN Amro, Fifth Third, Hancock Bank
Date of Purchase:  March 29, 2017
Total Amount of Offering:  $1,500,000,000.00
Number of Securities Purchased:  881,350
Dollar Amount of Purchase:  $88,135,000
Purchase Price Per Unit:  $100
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Latam Finance LTD
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:  Banco
BTG Pactual, Merrill Lynch, BNP Paribas, Credit
Suisse, Natixis, Santander
Date of Purchase:  April 6, 2017
Total Amount of Offering:  $700,000,000.00
Number of Securities Purchased:  78,600
Dollar Amount of Purchase:  $7,860,000
Purchase Price Per Unit:  $100
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.

Name of Fund:  Litman Gregory Masters Alternative
Strategies Fund
Issuer:  Chesapeake Energy Corp.
Name of Underwriter or Dealer from whom Purchased:
Natixis
Other Members of the Underwriting Syndicate:
Citigroup, Credit Agricole, JP Morgan, Merrill
Lynch,
Deutsche Bank, Goldman Sachs, Morgan Stanley, MUFG
Securities, Wells Fargo, Barclays Capital, BNP
Paribas, DnB NOR Bank, Mizuho, Natixis, Scotia
Capital
Date of Purchase:  May 22, 2017
Total Amount of Offering:  $ 750,000,000.00
Number of Securities Purchased:  356,400
Dollar Amount of Purchase:  $35,640,000
Purchase Price Per Unit:  $100
Executing Sub-Adviser:  Loomis Sayles & Company,
L.P.

Name of Fund:  Litman Gregory Masters Equity Fund
Issuer:  Keane Group Holdings
Name of Underwriter or Dealer from whom Purchased:
Citigroup
Other Members of the Underwriting Syndicate:
Citigroup, Morgan Stanley, Bank of America, JP
Morgan,
Wells Fargo, Piper, Houlihan Lokey, Goggenhem,
Scotia Capital, Stephens
Date of Purchase:  January 20, 2017
Total Amount of Offering:  $508,440,000
Number of Securities Purchased: 84
Dollar Amount of Purchase:  $1,596
Purchase Price Per Unit:  $19
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Equity Fund
Issuer:  JELD-WEN Holding, Inc.
Name of Underwriter or Dealer from whom Purchased:
Citigroup
Other Members of the Underwriting Syndicate:
Barclays, Citigroup, Credit Suisse, JP Morgan,
Deutsche
Bank, RBC Capital, Bank of America, Goldman Sachs,
Wells Fargo, Robert Baird, FBR Capital, SunTrust
Date of Purchase:  January 27, 2017
Total Amount of Offering:  $575,000,000
Number of Securities Purchased:  477
Dollar Amount of Purchase:  $10,971
Purchase Price Per Unit:  $23
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Equity Fund
Issuer:  REV Group, Inc.
Name of Underwriter or Dealer from whom Purchased:
Goldman Sachs
Other Members of the Underwriting Syndicate:
Goldman Sachs, Morgan Stanley, Robt. Baird, BMO
Capital, Credit Suisse, Deutsche Bank, Jefferies,
Wells Fargo, Stifel
Date of Purchase:  January 27, 2017
Total Amount of Offering:  $275,000,000
Number of Securities Purchased:  715
Dollar Amount of Purchase:  $15,730
Purchase Price Per Unit:  $22
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Smaller
Companies Fund
Issuer:  Keane Group Holdings
Name of Underwriter or Dealer from whom Purchased:
Citigroup
Other Members of the Underwriting Syndicate:
Citigroup, Morgan Stanley, Bank of America, JP
Morgan,
Wells Fargo, Piper, Houlihan Lokey, Goggenhem,
Scotia Capital, Stephens
Date of Purchase:  January 20, 2017
Total Amount of Offering:  $508,440,000
Number of Securities Purchased:  25
Dollar Amount of Purchase:  $475
Purchase Price Per Unit:  $19
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Smaller
Companies Fund
Issuer:  JELD-WEN Holding, Inc.
Name of Underwriter or Dealer from whom Purchased:
Citigroup
Other Members of the Underwriting Syndicate:
Barclays, Citigroup, Credit Suisse, JP Morgan,
Deutsche
Bank, RBC Capital, Bank of America, Goldman Sachs,
Wells Fargo, Robert Baird, FBR Capital, SunTrust
Date of Purchase:  January 27, 2017
Total Amount of Offering:  $575,000,000
Number of Securities Purchased:  146
Dollar Amount of Purchase:  $3,358
Purchase Price Per Unit:  $23
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Smaller
Companies Fund
Issuer:  REV Group, Inc.
Name of Underwriter or Dealer from whom Purchased:
Goldman Sachs
Other Members of the Underwriting Syndicate:
Goldman Sachs, Morgan Stanley, Robt. Baird, BMO
Capital, Credit Suisse, Deutsche Bank, Jefferies,
Wells Fargo, Stifel
Date of Purchase:  January 27, 2017
Total Amount of Offering:  $275,000,000
Number of Securities Purchased:  219
Dollar Amount of Purchase:  $4,818
Purchase Price Per Unit:  $22
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Smaller
Companies Fund
Issuer:  Bank of N.T. Butterfield & Son, Ltd.
Name of Underwriter or Dealer from whom Purchased:
Citigroup
Other Members of the Underwriting Syndicate:
Goldman Sachs, Citigroup, Sandler O'Neil, Keefe
Bruyette, Raymond James, Wells Fargo
Date of Purchase:  February 23, 2017
Total Amount of Offering:  $303,396,460
Number of Securities Purchased:  3,800
Dollar Amount of Purchase:  $120,650
Purchase Price Per Unit:  $31.75
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Equity Fund
Issuer:  Floor & Decor Holdings Inc.
Name of Underwriter or Dealer from whom Purchased:
Barclays
Other Members of the Underwriting Syndicate:  Bank
of America, Barclays, Credit Suisse, UBS, Goldman
Sachs, Jefferies, Piper, Wells Fargo, Houlihan Lokey
Capital
Date of Purchase:  April 27, 2017
Total Amount of Offering:  $185,293,500
Number of Securities Purchased:  321
Dollar Amount of Purchase:  $6,741
Purchase Price Per Unit:  $21
Executing Sub-Adviser:  Wells Capital Management,
Inc.

Name of Fund:  Litman Gregory Masters Smaller
Companies Fund
Issuer:  Floor & Decor Holdings Inc.
Name of Underwriter or Dealer from whom Purchased:
Barclays
Other Members of the Underwriting Syndicate:  Bank
of America, Barclays, Credit Suisse, UBS, Goldman
Sachs, Jefferies, Piper, Wells Fargo, Houlihan Lokey
Capital
Date of Purchase:  April 27, 2017
Total Amount of Offering:  $185,293,500
Number of Securities Purchased:  91
Dollar Amount of Purchase:  $1,911
Purchase Price Per Unit:  $21
Executing Sub-Adviser:  Wells Capital Management,
Inc.

For the transactions listed, the determination described in paragraph (b)(10)(iii) of Rule 10f-3 was made based on the following information:

(1) Type of Security - the securities to be
purchased were:
a.	Part of an issue registered under the
Securities Act of 1933 (the "1933 Act") that was
being
offered to the public, part of an issue of
government securities as defined under the
Investment
Company Act of 1940, sold in an offering conducted
under the laws of a country other than the
United States subject to certain requirements, or
exempt from registration under Rule 144A of
the 1933 Act;
b.	Purchased prior to the end of the first day of
which any sales were made and the purchase price
did not exceed the offering price (or fourth day
before termination, if a rights offering);
c.	Offered pursuant to a firm commitment
underwriting.

(2) Reasonable Commission - the commission, spread or profit received by the principal underwriters of the securities was reasonable and fair compared to that being received by others for underwriting similar securities during a comparable period of time.

(3) Continuous Operation
a.	The issuer of such securities has been in
continuous operation for not less than three years
(including operations of predecessors).

(4) Percentage Limitation
a.	The amount of securities purchased by the
Fund, aggregated with purchases by any other investment company advised by the Fund's investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser has investment discretion if the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.

(5) Benefit to Affiliate
a.	No underwriter which is an affiliate of the
Fund's adviser or sub-adviser was a direct or
indirect
participant in, or benefited directly or indirectly
from the purchase.
b.	The purchase was not part of a group sale (or
part of the institutional pot), or otherwise allocated to the account of an office, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.





Information Classification: General

Information Classification: General